Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Super League Enterprise, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	—	—	—	—	—	—
	Equity	Preferred Stock	—	—	—	—	—	—
	Other	Debt Securities	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Other	Units	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(2)	$100,000,000(3)	0.0001531	$15,310.00
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$100,000,000		$15,310.00
	Total Fees Previously Paid							$10,910
	Total Fee Offsets							$10,502.75
	Net Fee Due							$4,807.25

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transaction.

(2)

This information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	On September 7, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-259347) (the “Prior Registration Statement”), to register securities with an aggregate maximum offering price of $100,000,000, and paid a registration fee of $10,910.00 in connection therewith. As of the date of this registration statement, the Prior Registration Statement has terminated, and an aggregate of $96,387,000 of securities registered on the Prior Registration Statement were unsold. Pursuant to Rule 457(a) of the Securities Act, the registrant hereby partially offsets the registration fee of $15,310.00 required in connection with this filing by $10,502.75, which represents the remaining balance with respect to $96,267,128 of unsold securities previously registered on the Prior Registration Statement, resulting in a registration fee of $4,807.25.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Super League Enterprise, Inc.	S-3	333-259347	09/07/2021		$10,502.75	Equity	Common stock	(1)	$96,387,000
Fee Offset Sources	-	-	-		-						$10,910

(1)

There were registered on the Prior Registration Statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants and units as shall have an aggregate offering price not to exceed $100 million.